UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 19, 2018

SMART & FINAL STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36626	80-0862253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adopting Supplemental Deferred Compensation Plan II

On November 19, 2018, the Administrative Committee for Retirement & Savings Plans (the “Committee”) of the Board of Directors of Smart & Final Stores, Inc. (the “Company”) adopted the Smart & Final Supplemental Deferred Compensation Plan II (the “SDCP II”), effective as of January 1, 2019.  The SDCP II is an unfunded nonqualified deferred compensation plan for a select group of key employees, in which all of the Company’s named executive officers (the “NEOs”) are eligible to participate.

Under the SDCP II, participants are entitled to defer up to 100% of their base compensation and incentive bonus, with such deferred amounts to be paid in accordance with such participant’s elections under the SDCP II.  On or prior to December 31, 2018, eligible participants will have the opportunity to make elective deferral elections with respect to their 2019 compensation.  In the event of a participant’s termination of employment, deferred amounts will generally be paid within 90 days following such termination, except where such termination is due to such participant’s retirement or disability, in which case deferred amounts will be paid depending on such participant’s prior election, either within 90 days following such retirement or disability, as applicable, or in annual installments over five, ten or fifteen years following such retirement or disability.  All payments under the SDCP II payable in connection with a participant’s termination of employment will be subject, if applicable, to delay to the extent required to comply with the requirements of Internal Revenue Code Section 409A.

In addition to a participant’s contributions, the Company will provide matching contributions to participants in the SDCP II equal to the match such participant would have received in connection with making an equivalent contribution under the Company’s 401(k) Savings Plan, as then in effect, except to the extent such contributions to the Company’s 401(k) Savings Plan would be disallowed due to the limits imposed by the Internal Revenue Service on such tax-qualified plans.

The Company also maintains the Smart & Final Supplemental Deferred Compensation Plan, effective January 1, 2009 (as amended and restated, the “SDCP I”), in which all of the NEO’s participate. On October 30, 2018, the Compensation Committee of the Board of Directors of the Company froze future benefit accruals for all participants under the SDCP I and closed the SDCP I to new participants, effective as of January 1, 2019.  The material terms of the SDCP II are generally comparable to the terms of the SDCP I, except that no death benefit will be payable to a participant’s beneficiary under the SDCP II in excess of the participant’s account balance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: November 20, 2018

	By:	/s/ Leland P. Smith
	Name:	Leland P. Smith
	Title:	Senior Vice President and General Counsel